                                  EXHIBIT 10.2
                               SUBLEASE AGREEMENT


           THIS SUBLEASE AGREEMENT (the "Sublease"), is entered into by and between SOUTHERN COMPANY SERVICES, INC., an Alabama Corporation, having an office located at 600 North 18th Street, Birmingham, Alabama 35203 ("Sublessor"); and INFOCURE CORPORATION, a Delaware corporation, having an office located at 239 Ethan Allen Highway, Ridgefield, Connecticut 06877 ("Sublessee") (collectively the "Parties"), and shall become effective on the date it is executed by the later of Sublessor and Sublessee (the "Effective Date").

                              W I T N E S S E T H:

           WHEREAS, Sublessor, as "Tenant", entered into a lease (the "Prime Lease") with Metropolitan Life Insurance Company (the "Prime Landlord"), dated April 1, 1992, leasing, among other areas, that certain building known as "Inverness 44" (the "Building"). Said Prime Lease to which reference is made above is incorporated herein by this reference, and

           WHEREAS, Sublessor and Sublessee have agreed that Sublessor shall sublet approximately 45,926 square feet of such space as rented under the Prime Lease to Sublessee, as such space is shown on Exhibit "A" attached hereto and by this reference incorporated herein, upon the terms and conditions as herein described, and

           WHEREAS, concurrently with and on the Effective Date of this Sublease, the Parties entered into a Second Amendment ("Amendment") to an existing Sublease ("Original Sublease") in which Amendment the Parties agreed to terminate the Original Sublease on May 31, 2001, and

           WHEREAS, in the Original Sublease the Sublessor subleased and rented to Sublessee and Sublessee subleased and rented from Sublessor the entire 2nd floor of that certain Building known as Inverness 42 ("Original Sublease Premises") with a term set to expire on February 28, 2004, and

           WHEREAS, the Parties desire that the 5th floor of the Building shall serve as substitute premises ("Substitute Premises") for the Original Sublease Premises, and

           WHEREAS, the Parties desire for the term of the Substitute Premises to expire on the same date as the Original Sublease Premises, February 28, 2004, but to automatically renew for an additional term expiring on March 31, 2007, and

           WHEREAS, the Parties intend that upon the commencement date of the Substitute Premises, the Original Sublease shall terminate.

           NOW THEREFORE, for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, paid by the Parties hereto to one another, the receipt and sufficiency of which are hereby acknowledged by the Parties hereto, the Parties hereto hereby covenant and agree as follows:

           1.         Sublease Premises, Rent and Term.

           (a) Sublessor hereby leases and rents to Sublessee and Sublessee hereby leases and rents from Sublessor, the 22,963 square feet, more or less, of space on the 4th floor and the 22,963 square feet, more or less, of space on the 5th floor of the Building, shown on Exhibit "A", by this reference incorporated herein, (the "Sublease Premises"), beginning for the 4th floor on April 1, 2001 ("Commencement Date") and beginning for the 5th floor on June 1, 2001 and ending for the entire Sublease Premises at midnight on March 31, 2007 (the "Term"). Sublessee shall, however, have the right to occupy the 4th floor of the Sublease Premises on March 15, 2001 and the 5th floor of the Sublease Premises on May 1, 2001, for the purpose of performing tenant fit-up and finish work therein (subject in all circumstances to the terms of this Sublease). All terms and conditions of this Sublease shall be in force and effect upon such occupancy by Sublessee, although no Base Rent for the 4th floor shall be due from Sublessee until April 1, 2001; and no Base Rent for the 5th floor shall be due from the Sublessee until June 1, 2001.

           (b) The Base Rent due from Sublessee for such Sublease Premises shall be as follows:

                                                       Base Rent Rate                               Monthly
                     Period                      (Per Square Foot Per Annum)                      *Base Rent
                     ------                       --------------------------                      -----------
April 1, 2001 - May 31, 2001                                $15.50                                 $29,660.54
                                                             -----                                  ---------
June 1, 2001 - March 31, 2002                               $15.50                                 $59,321.08
                                                             -----                                  ---------
April 1, 2002 - March 31, 2003                              $15.75                                 $60,277.88
                                                             -----                                  ---------
April 1, 2003 - March 31, 2004                              $16.00                                 $61,234.66
                                                             -----                                  ---------
April 1, 2004 - March 31, 2005                              $16.25                                 $62,191.46
                                                             -----                                  ---------
April 1, 2005 - March 31, 2006                              $16.50                                 $63,148.25
                                                             -----                                  ---------
April 1, 2006 - March 31, 2007                              $16.75                                 $64,105.04
                                                             -----                                  ---------

* Assuming Sublessee is leasing 22,963 rentable square feet from April 1, 2001 through May 31, 2001 and 45,926 rentable square feet thereafter.

Sublessee shall also pay the additional rent (the "Additional Rent") described in Paragraph 3 of this Sublease.

           (c) Sublessee shall pay the Base Rent and Additional Rent (collectively the "Rent") provided for hereunder in advance on the first day of every month during the Term.

           (d) The Sublease Premises are hereby leased by Sublessee on the express condition that the term of the Original Sublease shall automatically terminate upon the commencement date of the Substitute Premises.

           2. No Assignment without Consent. Sublessee shall not assign this Sublease nor sublet the Sublease Premises in whole or in part and shall not permit Sublessee's interest in this

Sublease to be vested in any third party by operation of law or otherwise, without the prior written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed.

           3.        Other Charges.

           (a) Sublessee shall be liable for and shall pay any and all charges attributable to the Sublease Premises for actual "O&M Expenses" (as that term is defined in the Prime Lease) to the extent such O&M Expenses exceed the O&M Expenses for calendar year 1997 ($937,924.00), as Additional Rent. In determining O&M Expenses attributable to the Sublease Premises, Sublessor shall assume an even and equal allocation of O&M Expenses over all of the square footage of the Building.

           (b) If Sublessee shall procure any additional services from the Building, such as alterations or after-hour air conditioning, Sublessee shall pay for same at the rates charged therefor by the Prime Landlord and shall make such payment to the Sublessor or Prime Landlord, as Sublessor shall direct. Any Rent or other sums payable by Sublessee under this Paragraph 3 shall be Additional Rent and collectible by Sublessor as such. If Sublessor shall receive any refund from Prime Landlord, Sublessee shall be entitled to the return of so much thereof as shall be attributable to prior payments by Sublessee.

           (c) Notwithstanding that the aforesaid Additional Rent payments are due of Sublessee on a monthly basis, Sublessor and Sublessee shall adjust between themselves amounts of Additional Rent due of Sublessee, and pay to one another amounts due, as applicable, any time Sublessor provides or desires such a reconciliation.

           4. Subordinate to Prime Lease. This Sublease is subject and subordinate in all instances and under all circumstances to the Prime Lease. Except as may be inconsistent with the terms hereof, all the terms, covenants and conditions in the Prime Lease contained shall be applicable to this Sublease with the same force and affect as if Sublessor were the "Landlord" under the Prime Lease and Sublessee were the "Tenant" thereunder; and in case of any breach hereof by Sublessee, Sublessor shall have all the rights against Sublessee as would be available to Prime Landlord against Sublessor as "Tenant" under the Prime Lease.

           5. Use. Sublessee shall use the Sublease Premises for general office purposes only, and also in accordance with and subject to the Prime Lease, and in a manner which does not interfere with Sublessor or create any disturbance or nuisance to any other party.

           6. Services. Notwithstanding anything to the contrary contained herein, the only services or rights to which Sublessee is entitled hereunder are those to which Sublessor is entitled to as "Tenant" under the Prime Lease and that for all such services and rights Sublessee will look to Prime Landlord under the Prime Lease. Sublessor and Sublessee acknowledge that this Sublease is a full-service sublease, to the extent such services are available and provided under the Prime Lease, and that services such as utilities and cleaning and janitorial service are provided hereunder.

           7.        No Acts; Indemnity.

           (a) Sublessee shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited or any claims to accrue to the benefit of Prime Landlord by reason of any right of termination or forfeiture reserved or vested in Prime Landlord under the Prime Lease, or any rights to damages accruing to or for the benefit of Prime Landlord under the Prime Lease.

           (b) Sublessee hereby indemnifies and holds Sublessor harmless from and against all loss, cost, damage or expense, including, but not limited to, attorney's fees and court costs, incurred by Sublessor by reason of any default on the part of Sublessee by reason of which the Prime Lease may be terminated or forfeited, or any claims that shall accrue to the benefit of or for Prime Landlord under the Prime Lease, and against any and all other loss, cost, damage or expense incurred or suffered by Sublessor as a result of or arising out of the negligence of Sublessee or the failure of Sublessee to act in accordance with this Sublease.

           8.        Sublease Premises; Review by Sublessee.

           (a) Sublessee shall take the Sublease Premises "as is, where is", and Sublessor makes and has made no representations or warranties whatsoever with respect to the Sublease Premises or the fitness thereof for Sublessee's intended purpose.

           (b) Sublessee hereby acknowledges and agrees that Sublessee has had the opportunity to and has reviewed the Prime Lease.

           9.        Right-of-First Refusal.

           (a) Provided this Sublease is then in full force and effect and Sublessee is in full compliance with the terms and conditions of this Sublease, and there is no sub-sublease affecting the Sublease Premises and no assignment of Sublessee's interest in the Sublease at such time, Sublessor hereby grants Sublessee the right to sublease any other space in the Building on the 6th floor (the "Expansion Space") in accordance with the within terms and conditions. Should Sublessor receive a bona fide written offer to lease the Expansion Space, upon terms and conditions and at a rental rate acceptable to Sublessor, Sublessor shall notify Sublessee thereof in writing setting forth the terms and conditions of such offer, and offering to lease the Expansion Space to Sublessee upon the financial terms contained in the third party offer. Sublessee shall have fifteen (15) days to accept or reject such offer. If Sublessee rejects such offer or fails to respond within said fifteen (15) day period, then Sublessor shall be entitled to rent said space to such third party on such terms and conditions not materially more favorable than the terms and conditions offered to Sublessee. If Sublessee accepts said offer, then Sublessee shall have leased such space upon the financial terms contained in said offer, and upon the other terms and conditions as contained in this Sublease and for a term co-terminus with the Term except that the space shall be leased "as is, where is". The Rent for said Expansion Space shall commence on the earlier to occur of (i) thirty
(30) days after Sublessee accepts such offer for such Expansion Space, or (ii) on the date Sublessee occupies said Expansion Space.

           (b) Notwithstanding the above, Sublessee shall have no rights of offer or to lease any Expansion Space offered by Sublessor to any affiliates of, or with a common parent with, Sublessor, present and future. Present affiliates of Sublessor include Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company, Southern Nuclear Operating Company, Southern Electric Generating Company, Southern Company Energy Solutions, Inc., and Southern Communications Services, Inc.

           10.       Improvement Allowances.

           (a) Sublessee shall cause the tenant fit-up and finish work in the Sublease Premises to be completed in accordance with plans and specifications to be agreed upon by Sublessor and Sublessee, in their respective reasonable judgment. Sublessor shall provide an allowance for the tenant fit-up and finish work in the Sublease Premises of $12.00 per rentable square foot for the 4th floor and $6.00 per rentable square foot for the 5th floor within the Sublease Premises (the "Allowance"). To the extent the costs to complete the tenant fit-up and finish work in the Sublease Premises are less than the Allowance, then the difference shall be retained by Sublessor. To the extent the costs to complete the tenant fit-up and finish work in the Sublease Premises are greater than the Allowance, then the amount of such excess shall be paid by Sublessee.

           (b) Sublessor may, if requested by Sublessee, provide an additional allowance to Sublessee for the tenant fit-up and finish work within the Sublease Premises of up to Two and No/l00 Dollars ($2.00) per rentable square foot within the Sublease Premises. Such amount, or so much thereof as is funded by Sublessor, may, at Sublessee's option, either be repaid by Sublessee (i) in one lump sum, within thirty (30) days after the bill thereof is delivered to Sublessee, or (ii) at the time Base Rent is paid under the Sublease in equal monthly installments over the Term of the Sublease at an interest rate of ten percent (10%) per annum on amounts outstanding. Sublessee shall elect such option on or before the Commencement Date. Such amounts shall be considered Rent for the purposes of this Sublease.

           (c) Sublessor will also provide to Sublessee a space planning allowance of ten cents (10(cent)) per rentable square foot, or $4,592.60. No further space planning allowance shall be made available or paid to Sublessee.

           11. Insurance. Sublessee shall carry (at its sole expense during the Term) (i) fire and extended coverage insurance insuring Sublessee's interest in its improvements to the Sublease Premises and any and all furniture, equipment, supplies, contents and other property owned, leased, held or possessed by Sublessee and contained therein, such insurance coverage to be in an amount equal to the full insurable value of such improvements and property, as such may increase from time to time, (ii) worker's compensation insurance as required by applicable law, and (iii) comprehensive liability coverage for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Sublease Premises, or arising out of the condition, use, or occupancy of the Sublease Premises, or other portions of the Building or property, the limits of such policy or policies to be in amounts not less than One Million Five Hundred Thousand Dollars ($1,500,000) with respect to injuries to or death of any one person, Five Million Dollars ($5,000,000) with respect to any one casualty or occurrence and Three Hundred Thousand Dollars ($300,000) with respect to property damage. Sublessee shall have included in all policies of insurance obtained by them with respect to the Building or Sublease Premises a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage insured against. To the full extent permitted by law, Sublessor and Sublessee each waives all right of recovery against the other, and agrees to release the other from liability for loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage; provided, however, that the foregoing release by each party is conditioned upon the other party's carrying insurance with the above described waiver of subrogation, and if such coverage is not obtained or maintained by either party, then the other party's foregoing release shall be deemed to be rescinded until such waiver is either obtained or reinstated. All said insurance policies shall be carried with companies licensed to do business in the State of Alabama reasonably satisfactory to Sublessor and shall be non-cancelable except after twenty (20) days' written notice to Sublessor. Each policy shall name Sublessor, Sublessor's property manager and any other person designated by Sublessor's as additional insureds and provide that it is primary to, and not contributing with, any policy carried by Sublessor, Sublessor' s property manager, or other designated person covering the same loss. At Sublessor's request, duly executed certificates of such insurance shall be delivered to Sublessor prior to the Commencement Date and at least thirty (30) days prior to the expiration of each respective policy term.

           12. Sublease Work; Lien Free Basis. With respect to Sublessee's construction work within the Sublease Premises, (a) Sublessee must apply for and maintain all relevant and necessary permits in connection with or as a part of such construction, and Sublessor agrees to sign any and all reasonably required documents from any applicable municipal agency to enable Sublessee to obtain the same, provided such municipal agency requires the signature of Sublessor; (b) such work must not adversely affect the structural components of the Building or the Building's systems; (c) such work must be performed in a manner so as not to disrupt or disturb Sublessor, or Sublessor's use of the Building; (d) Sublessee must deliver to Sublessor, upon the completion of such work, complete, as-built plans and specifications for the work performed; and (e) such work shall be completed on a lien free basis, and Sublessee shall provide Sublessor with evidence of such, sufficient for Sublessor in Sublessor's sole, reasonable judgment.

           13. Signage. Sublessee will be allowed to have a reasonable listing on the Building directory located in the lobby of the Building. The exact size and type of listing will be dependent on space available in the directory and will be determined at a later date, in Sublessor's reasonable discretion. Sublessee shall have the right, at Sublessee's sole cost and expense, to place directional and informational signs throughout the Sublease Premises.

            14. Broker Commissions. Hailey Realty Company, Inc. is serving as Sublessee's "tenant representative". Sublessor shall pay a commission to Hailey Realty Company of four percent (4%) of the gross dollar value of the Sublease with respect to the expansion to the 4th floor of the Sublease Premises, two percent (2%) of the gross dollar value of the Sublease with respect to the renewal of the Substitute Premises (5th floor) on March 1, 2004, four percent (4%) of the gross dollar value of any other expansions, and two percent (2%) of the gross dollar value of any other renewal terms in which Hailey Realty Company, Inc. has been actively involved (without the involvement of another broker or agent). Sublessor will review the proposed commission agreement and will work with Hailey Realty Company to complete a mutually acceptable agreement. Sublessor and Sublessee hereby indemnify one another, and hold one another harmless, from and against all loss, cost, damage or expense, including, but not limited to, attorney's fees and court costs, incurred by a party hereto as a result of any claims for brokerage fees or commissions due which are made by, through or under the other party hereto.

           15. No Other Agreements. All prior understandings and agreements between the Parties are merged within this Sublease, which alone fully and completely sets forth the understanding of the Parties hereto. This Sublease may not be changed or terminated in any manner other than by an agreement in writing, executed by the party against whom enforcement of the change or termination is sought.

           16. Notice. Any notice of demand which either party may or must give to the other hereunder shall be in writing and delivered personally, sent by certified mail, return receipt requested, or by nationally recognized overnight courier, addressed as follows:

                      If to Southern Company Services, Inc.:

                                          R. Scott Vickers
                                          8N-0286
                                          Alabama Power Company
                                          600 North 18th Street
                                          Birmingham, Alabama 35203-0286

                      With a copy to:

                                          Legal Department
                                          7N-8374
                                          Southern Company Services, Inc.
                                          600 North 18th Street
                                          Birmingham, Alabama 35203-8374

                      and if to Sublessee, as follows:

                                          InfoCure Corporation/VitalWorks
                                          239 Ethan Allen Highway
                                          Ridgefield, Connecticut 06877
                                          Attn.:  CFO

                      and:                Infocure Corporation/VitalWorks
                                          44 Inverness Center Parkway
                                          Birmingham, Alabama 35242
                                          Attn.:  Daren McCormick

Either party may, by notice in writing, direct that future notices or demands be sent to a different address.

           17. Binding. The covenants and agreements herein contained shall bind and inure to the benefit of Sublessor, Sublessee, and their respective executors, administrators, successors and assigns.

           18. Representations. Sublessor represents and warrants to Sublessee that:

           a. It has full power and authority to enter into this Sublease;

           b. This Sublease does not violate any term or provision of the Prime Lease;

           c.         Prime Landlord has consented to this Sublease;

           d. Sublessor is not in default under the Prime Lease and the Prime Lease is currently in full force and effect.

           IN WITNESS WHEREOF, the Parties hereto have caused this Sublease to be executed by their duly authorized representatives on the date(s) set forth below.

                                                 SOUTHERN COMPANY SERVICES, INC.
                                                 "SUBLESSOR"

------------------------------------             BY:
WITNESS                                             --------------------------
                                                 NAME:
                                                      ------------------------
                                                         (TYPED OR PRINTED)

                                                 TITLE:
                                                       -----------------------
                                                 DATE:
                                                       ------------------------

                                                 INFOCURE CORPORATION
                                                 "SUBLESSEE"


-----------------------------------              BY:
WITNESS                                             --------------------------
                                                 NAME:
                                                    --------------------------
                                                        (TYPED OR PRINTED)

                                                 TITLE:
                                                       -----------------------
                                                 DATE:
                                                      ------------------------